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                           MEDIAONE GROUP, INC.,

                                   Issuer

                                    and

                    THE FIRST NATIONAL BANK OF CHICAGO,

                                  Trustee


                     --------------------------------


                        THIRD SUPPLEMENTAL INDENTURE
                       Dated as of August [__], 1998



          Supplemental to Indenture dated as of November 13, 1995


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

          THIRD SUPPLEMENTAL INDENTURE dated as of August [__], 1998 (this "Supplemental Indenture"), made and entered into by and between MediaOne Group, Inc., a corporation organized and existing under the laws of the State of Delaware having its principal office at 188 Inverness Drive West, Englewood, CO 80112 (the "Company"), and The First National Bank of Chicago, a national banking association duly organized and existing under the laws of the United States, as Trustee (the "Trustee") under the indenture of the Company (the "Indenture") dated as of November 13, 1995.

          WHEREAS, Sections 9.01(6) and (7) of the Indenture provide that the Company and Trustee may enter into one or more indentures supplemental to the Indenture without the consent of any Securityholder, (a) to provide for the issuance of and establish the form, terms and conditions of Securities of any Series as provided by Section 2.02 thereof and (b) to make any change in the Indenture that does not adversely affect the rights of any Securityholder in any material respect; and

          WHEREAS, the Indenture also provides for the issuance from time to time of unsecured and unsubordinated debentures, notes or other evidences of indebtedness (the "Securities"), issuable for the purposes and subject to the limitations contained in the Indenture; and

          WHEREAS, the Company has duly authorized the creation of a Series of its Securities denominated its "__% Exchangeable Notes Due August 15, 2001"
representing up to   [            ] of its "Premium Income Exchangeable
Securities -SM-" (such Securities being referred to herein as the "PIES -SM-"), the principal amount of which is mandatorily exchangeable at Maturity into shares of the common stock, par value $.01 per share (the "AirTouch Common Stock"), of AirTouch Communications, Inc., a Delaware corporation ("AirTouch"), or, at the option of the Company (under the circumstances described herein), cash, in either case at the Exchange Rate (as defined herein) and/or such other consideration as permitted or required by the terms of the PIES; and

          WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

          WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary have been done to make the PIES, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms:

          NOW, THEREFORE:

          For and in consideration of the premises and purchase of the Securities of any

Series issued on or after the date hereof by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of any such Series, as follows:

                                   ARTICLE I

                  Certain Provisions of General Application

          SECTION 101.  DEFINITIONS.

          For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article;

          (2) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

          capitalized terms used but not defined herein are used as they are defined in the Indenture.

          "Adjustment Event" has the meaning set forth in Section 205(b).

          "AirTouch Common Stock" has the meaning set forth in the recitals to this Supplemental Indenture.

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE, banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

          "Cash Delivery Option" has the meaning set forth in Section 202.

          "Closing Price" of any security on any date of determination means (i) the closing sale price (or, if no closing price is reported, the last reported sale price) of such security (regular way) on the NYSE on such date, (ii) if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, (iii) if such security is not so listed on a United States national or regional securities exchange, as reported by the NASDAQ National Market, or (iv) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization.

          "Continuing Obligations" means the Company's obligations in Sections 2.04,

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2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 7.07, 7.08 and Article 8 (as amended hereby) of the Indenture and Section 206(c) hereof, each of which shall survive until the Securities are no longer outstanding.

          "Dilution Event" has the meaning set forth in Section 206(a)(ii).

          "Exchange Rate" means a rate equal to (a) if the Maturity Price is greater than or equal to $- (the "Threshold Appreciation Price"), - shares of AirTouch Common Stock per PIES, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than the Initial Price, a fraction of one share of AirTouch Common Stock per PIES equal to the quotient of (i) the Initial Price divided by (ii) the Maturity Price (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next highest 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of AirTouch Common Stock per PIES; PROVIDED, HOWEVER, that the Exchange Rate is subject to adjustment from time to time pursuant to Section 205(a).

          "Extension Period" has the meaning set forth in Section 204.

          "Initial Price" means $- per share of AirTouch Common Stock.

          "Interest Payment Date" means February [15], May [15], August [15], and November [15] of each year, commencing November [15], 1998.

          "Market Price" means, as of any date of determination, the average Closing Price per share of AirTouch Common Stock on the five Trading Days immediately prior to (but not including) the date of determination; PROVIDED, HOWEVER, that if there are not five Trading Days for the AirTouch Common Stock occurring later than the 60th calendar day immediately prior to, but not including, such date, "Market Price" means the market value per share of AirTouch Common Stock as of such date as determined by a nationally recognized investment banking firm retained for such purpose by the Company. For the purposes of determining the Market Price, the Closing Price of any security on any day prior to any "ex-dividend" date occurring during such five Trading Day period for any dividend paid or to be paid with respect to such security shall be reduced by the amount of such dividend.

          "Maturity" means the date on which the principal of a PIES becomes due and payable as provided herein, whether at Stated Maturity (whether as initially stated or extended) or by declaration of acceleration, Post-Extension Termination or otherwise.

          "Maturity Price" means (i) if the date of Maturity occurs other than at a Post-Extension Termination Date, the average Closing Price per share of AirTouch Common Stock on the 20 Trading Days immediately prior to but not including such date of Maturity and (ii) if the date of Maturity occurs at a Post-Extension Termination Date, the Closing Price per share of AirTouch Common Stock on the Trading Day immediately preceding the date that the related Refinancing Offer is priced (the "Pricing Date") or, if such Refinancing Offer is priced after 4:00 p.m., New York time, on the Pricing Date, the Closing Price per share on the Pricing Date; PROVIDED, HOWEVER, that in the case of clause (i) if there are not 20 Trading Days for the AirTouch Common Stock occurring later than the 60th calendar day immediately prior to, but not including, such date of Maturity, or in the case of clause (ii) if there is no Trading Day for AirTouch Common Stock occurring on the Business Day immediately prior to the Pricing Date or if the Refinancing Offer is priced after 4:00 p.m., New York time on the Pricing
Date and the Pricing Date is not a Trading Date, then in any such case "Maturity Price" means the market value per share of AirTouch Common Stock as of Maturity as determined by a nationally recognized independent investment banking firm retained for such purpose by the Company. For purposes of determining the Maturity Price, the Closing Price of any securities on any day prior to any "ex-dividend" date occurring during the relevant 20 Trading Day Period for any dividend paid or to be paid with respect to such security should be reduced by the amount of such dividend.

          "NYSE" means the New York Stock Exchange, Inc.

          "Ordinary Cash Dividend" has the meaning set forth in subparagraph (5) of Section 205(b).

          "PIES" has the meaning set forth in the recitals to this Supplemental Indenture.

          "Post-Extension Termination" has the meaning set forth in Section 204.

          "Post-Extension Termination Date" means any date of Maturity other than the Stated Maturity that is established pursuant to Section 204.

          "Pricing Date" has the meaning specified in the definition of "Maturity Price" set forth in this Article.

          "Refinancing Offer" means a refinancing, reoffering or retirement of all or a part of the PIES effected not earlier than August [__], 2001 by means of a completed offer or offers (which may include one or more exchange offers) by or on behalf of the Company.

          "Reported Securities" has the meaning set forth in subparagraph (3) of
Section 205(b).

          "Share Components" means the ratios of shares of AirTouch Common Stock per PIES specified in clauses (a), (b) and (c) of the definition of "Exchange Rate" set forth in this Article.

          "Stated Maturity" means August [__] 2001, except that, following an extension pursuant to Section 204, "Stated Maturity" as of the time of determination means November [ ], 2001 or February [ ] 2002 as indicated in the most recent extension notice given pursuant to Section 206(d).

          "Threshold Appreciation Price" has the meaning specified in the definition of "Exchange Rate" set forth in this Article.

          "Trading Day" means a day on which the security the Closing Price of which is being determined (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

          "Transaction Value" means (a) for any cash received in any Adjustment Event, the amount of cash received per share of AirTouch Common Stock, (b) for any Reported Securities received in any Adjustment Event, an amount equal to the product of (x) the average Closing Price per security of such Reported Securities on the 20 Trading Days immediately prior to, but not including, Maturity multiplied by (y) the number of such Reported Securities (as adjusted pursuant to subparagraph (b)(4) of Section 205) received per share of AirTouch Common Stock and (c) for any property received in any Adjustment Event other than cash or such Reported Securities, an amount equal to the fair market value of the property received per share of AirTouch Common Stock on the date such property is received, as determined by a nationally recognized investment banking firm retained for this purpose by the Company; PROVIDED, HOWEVER, that in the case of clause (b), (i) with respect to securities that are Reported Securities by virtue of only clause
(iv) of the definition of Reported Securities, "Transaction Value" means the product of the average of the mid-point of the last bid and ask prices for such Reported Security as of Maturity from each of at least three nationally recognized investment banking firms retained for such purpose by the Company multiplied by the number of such Reported Securities (as adjusted pursuant to subparagraph (b)(4) of Section 205) received per share of AirTouch Common Stock and (ii) with respect of all other Reported Securities, if there are not 20 Trading Days for any particular Reported Security occurring after the 60th calendar day immediately prior to, but not including, the date of Maturity, Transaction Value with respect to such Reported Security means the market value per security of such Reported Security as of Maturity as determined by a nationally recognized investment banking firm retained for such purpose by the Company multiplied by the number of such Reported Securities (as adjusted pursuant to subparagraph (b)(4) of Section 205) received per share of AirTouch Common Stock. For purposes of calculating the Transaction Value, any cash, Reported Securities or other property receivable in an Adjustment Event shall be deemed to have been received immediately prior to the close of business on the record date for such Adjustment Event or, if there is no record date for such Adjustment Event, immediately prior to the close of business on the effective date of such Adjustment Event.

          "U.S. Government Obligations" has the meaning set forth in Section
303.

          SECTION 102.  EFFECT OF HEADINGS.

          The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          SECTION 103.  SUCCESSORS AND ASSIGNS.

          All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 104.  SEPARABILITY.

          In case any provision in this Supplemental Indenture or the PIES shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 105.  CONFLICT WITH TRUST INDENTURE ACT.

          If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          SECTION 106.  BENEFITS OF SUPPLEMENTAL INDENTURE.

          Nothing in this Supplemental Indenture, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the PIES any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

          SECTION 107.  GOVERNING LAW.

          THIS SUPPLEMENTAL INDENTURE AND THE PIES SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS SUPPLEMENTAL INDENTURE AND EACH SUCH PIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                  ARTICLE II

                                   The PIES

          SECTION 201.  TITLE AND TERMS.

          There is hereby created under the Indenture a Series of Securities known and designated as the "__% Exchangeable Notes Due August 15, 2001" of the Company. The aggregate principal amount of PIES that may be authenticated and delivered under this Indenture is limited to $-, except for PIES authenticated and delivered upon reregistration of, transfer of, or in exchange for, or in lieu of, other PIES pursuant to Section 2.08, 2.09, 2.12, 3.06 or 9.05 of the Indenture.

          The Stated Maturity for payment of principal of the PIES shall be August 15, 2001 or a later date as provided in the definition of "Stated Maturity" in Section 101 and the PIES shall bear interest at the rate of __% per annum, from August [_], 1998 or the most recent Interest Payment Date to which interest has been paid or duly provided for, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (commencing November 15, 1998) and at Maturity, to the persons in whose names the PIES (or any predecessor securities) are registered at the close of business on the last day of the calendar month immediately preceding such interest payment date, until principal thereof is paid or made available for payment. In addition, if the Stated Maturity is extended as provided in Section 204, interest at the rate set forth in this Section 201 will continue to accrue on the PIES until Maturity and additional interest will accrue in arrears as provided in Section 204.

          The PIES shall be initially issued in the form of a Global Security and the depositary for the PIES shall be The Depository Trust Company, New York, New York (the "Depositary").

          The PIES shall not be redeemable or terminable prior to their Stated Maturity except as provided in Section 204 and shall not be subject to any sinking fund.

          The PIES shall be mandatorily exchangeable as provided in Section 202.

          The PIES shall be issuable in denominations of $- and any integral multiple thereof.

          The Company shall not be obligated to pay any additional amount on the PIES in respect of taxes, except as otherwise provided in Sections 207 and 301.

          The form of PIES attached hereto as Exhibit A is hereby adopted, pursuant to Section 9.01(7) of the Indenture, as a form of Securities of a Series that consists of PIES.

          SECTION 202.  EXCHANGE AT MATURITY.

          Subject to Section 205(b), at Maturity the principal amount of each PIES shall be mandatorily exchanged by the Company into a number of shares of AirTouch Common Stock at the Exchange Rate. The Holders of the PIES shall be responsible for the payment of any and all brokerage costs upon the subsequent sale of such shares. The Company may at its option deliver cash in lieu of delivering all or a portion (such portion to be selected by the Company in its discretion) of the shares of AirTouch Common Stock otherwise deliverable at Maturity (the "Cash Delivery Option"). The amount of cash deliverable in respect of each PIES (calculated to the nearest 1/100th of a dollar per PIES or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar) shall be equal to the product of the number of shares of AirTouch Common Stock otherwise deliverable in respect of such PIES on the date of Maturity multiplied by the Maturity Price. An election to exercise the Cash Delivery Option with respect to less than all of the shares of AirTouch Common Stock otherwise deliverable at Maturity shall not in any way limit the Company's obligation to deliver the remaining shares of AirTouch Common Stock deliverable at Maturity. As further provided in Section 203, no fractional shares of AirTouch Common Stock shall be delivered pursuant to this Section 202. In determining the amount of cash deliverable in exchange for the PIES in lieu of shares of AirTouch Common Stock pursuant to the fourth sentence of this
Section 202, if more than one PIES shall be surrendered for exchange at one time by the same Holder, the amount of cash which shall be delivered upon exchange shall be computed on the basis of the aggregate number of PIES so surrendered at Maturity.

          SECTION 203.  NO FRACTIONAL SHARES.

          If more than one PIES shall be surrendered for exchange pursuant to
Section 202 at one time by the same Holder, the number of full shares of AirTouch Common Stock which shall be delivered upon such exchange, in whole or in part, as the case may be, shall be computed on the basis of the aggregate number of PIES surrendered. No fractional shares or scrip representing fractional shares of AirTouch Common Stock shall be issued or delivered upon any exchange pursuant to Section 202 of any PIES. In lieu of any fractional share of AirTouch Common Stock which, but for the immediately preceding sentence, would otherwise be deliverable upon such exchange, the Company, through any applicable Paying Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares at the Maturity Price. The Company shall, upon such exchange of any PIES, provide cash to any applicable Paying Agent in an amount equal to the cash payable with respect to any fractional shares of AirTouch Common Stock deliverable upon such exchange, and the Company shall retain such fractional shares of AirTouch Common Stock.

          SECTION 204.  EXTENSIONS AND POST-EXTENSION TERMINATION.

          The Company may at its option elect to extend the Stated Maturity of the PIES to November [__], 2001 and may further elect to extend the maturity of the PIES to February [__], 2002. The period from and including August [+1], 2001 to the then current Stated Maturity, is referred to herein as an "Extension Period." The Company may exercise the election to extend the Stated Maturity by giving notice as provided in Section 206(d). In the event that the Company exercises its option to extend the maturity of the PIES to February __, 2002, interest at the rate set forth in
Section 201 will continue to accrue on the PIES until Maturity and additional interest will accrue in arrears, commencing November [__], 2001 until Maturity, at a rate per annum equal to 0.5% of the principal amount of the PIES. Such additional interest shall be payable in the same manner, at the same time and to the same Holders as other interest payments required to be made under the PIES.

          The Company may elect to cause all but not less than all of the PIES to mature at any time within an Extension Period upon completion of a Refinancing Offer ("Post-Extension Termination"), whereupon the PIES shall terminate and be repaid. The Company may exercise this election by (i) providing to the Trustee an Officers' Certificate to the effect that MediaOne is engaged in good faith efforts to launch and consummate a Refinancing Offer and (ii) giving notice as provided in Section 206(e). The related date of Maturity for the PIES shall be the anticipated settlement date indicated in such notice, except that if the Company postpones the settlement date for the Refinancing Offer and gives two Business Days' prior notice by press release to Holders of such postponement, the date of Maturity for the PIES shall be such postponed date on which the Refinancing Offer actually settles. Notwithstanding the foregoing, if the Company terminates or abandons a Refinancing Offer and gives notice thereof by press release to Holders, any election made to cause Post-Extension Termination of the PIES will be deemed rescinded and thereafter the PIES will mature on the then existing date of Stated Maturity, subject to Post-Extension Termination on the terms described herein.

          SECTION 205.  ADJUSTMENT OF EXCHANGE RATE.

          (a) ADJUSTMENT FOR DISTRIBUTIONS, CERTAIN RECLASSIFICATIONS, ETC. The Exchange Rate shall be subject to adjustment from time to time as follows:

          (i) If AirTouch shall:

               (A) pay a stock dividend or make a distribution, in either case, with respect to the AirTouch Common Stock in shares of such stock;

               (B) subdivide or split its outstanding shares of AirTouch Common Stock;

               (C) combine its outstanding shares of AirTouch Common Stock into a smaller number of shares; or

               (D) issue by reclassification (other than a reclassification pursuant to clause (ii), (iii), (iv) or (v) of the definition of Adjustment Event in paragraph (b) of this Section) of its shares of AirTouch Common Stock any other shares of common stock of AirTouch (other than shares of a class of common stock of

          AirTouch that is intended to reflect separately less than all of the businesses of AirTouch and its subsidiaries);

     then, in any such event, the Exchange Rate shall be adjusted by adjusting each of the Share Components of the Exchange Rate in effect immediately prior to such event so that a Holder of any PIES shall be entitled to receive, upon mandatory exchange pursuant to Section 202 of the principal amount of such PIES at Maturity, the number of shares of AirTouch Common Stock (or, in the case of a reclassification referred to in clause (D) of this sentence, the number of shares of other common stock of AirTouch issued pursuant thereto) which such Holder of such PIES would have owned or been entitled to receive immediately following such event had such PIES been exchanged immediately prior to such event or any record date with respect thereto. Each such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of holders of AirTouch Common Stock entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Each such adjustment shall be made successively.

         (ii) If AirTouch shall, after the date hereof, issue rights or warrants (other than rights to purchase AirTouch Common Stock pursuant to a plan for the reinvestment of dividends or interest) to all holders of AirTouch Common Stock entitling them to subscribe for or purchase shares of AirTouch Common Stock at a price per share less than the Market Price of the AirTouch Common Stock on the Business Day next following the record date for the determination of holders of AirTouch Common Stock entitled to receive such rights or warrants, then in each case the Exchange Rate shall be adjusted by multiplying each of the Share Components of the Exchange Rate in effect on the record date for the issuance of such rights or warrants, by a fraction, of which the numerator shall be (A) the number of shares of AirTouch Common Stock outstanding on the record date for the issuance of such rights or warrants, plus (B) the number of additional shares of AirTouch Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be
     (X) the number of shares of AirTouch Common Stock outstanding on the record date for the issuance of such rights or warrants, plus (Y) the number specified in clause (B) above multiplied by the quotient of the exercise price of such rights or warrants divided by the Market Price of the AirTouch Common Stock on the Business Day next following the record date for the determination of holders of AirTouch Common Stock entitled to receive such rights or warrants. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that such rights or warrants expire prior to the Maturity of the PIES and shares of AirTouch Common Stock are not delivered pursuant to such rights or warrants prior to such expiration, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of AirTouch Common Stock actually delivered pursuant to such rights or warrants. Each such adjustment shall be made successively.

          (iii) Any shares of AirTouch Common Stock issuable in payment of a dividend that has been declared but not yet issued shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of AirTouch Common Stock under paragraph (a)(ii) of this Section.

         (iv) All adjustments to the Exchange Rate shall be calculated to the nearest 1/10,000th of a share of AirTouch Common Stock (or if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share). No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph
     (a)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Exchange Rate pursuant to paragraphs (a)(i) or (a)(ii) of this Section, an adjustment shall also be made to the Maturity Price as such term is used throughout the definition of Exchange Rate set forth in Section 101. The required adjustment to the Maturity Price shall be made at Maturity by multiplying the Maturity Price by the cumulative number or fraction determined under paragraphs (a)(i) and/or (a)(ii) of this Section by which the original Exchange Rate was multiplied to adjust such rate. In the case of the reclassification of any shares of AirTouch Common Stock into any shares of common stock of AirTouch other than AirTouch Common Stock, such shares of common stock shall be deemed shares of AirTouch Common Stock for all purposes. Each such adjustment to the Exchange Rate and the Maturity Price shall be made successively.

          (b) OTHER ADJUSTMENT EVENTS. In the event of (i) any dividend or distribution by AirTouch to all holders of AirTouch Common Stock of evidences of its indebtedness or other assets (excluding any dividends or distributions referred to in clause (A) of paragraph (a)(i) of this Section, any shares of common stock issued pursuant to a reclassification referred to in clause (D) of paragraph (a)(i) of this Section and any Ordinary Cash Dividends) or any issuance by AirTouch to all holders of AirTouch Common Stock of rights or warrants to subscribe for or purchase any of its securities (other than rights or warrants referred to in paragraph (a)(ii) of this Section), (ii) any consolidation or merger of AirTouch with or into another entity (other than a merger or consolidation in which AirTouch is the continuing corporation and in which the AirTouch Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of AirTouch or another corporation), (iii) any sale, transfer, lease or conveyance to another corporation of the property of AirTouch as an entirety or substantially as an entirety, (iv) any statutory exchange of securities of AirTouch with another corporation (other than in connection with a merger or acquisition) or (v) any liquidation, dissolution or winding up of AirTouch (any such event, an "Adjustment
Event"), the property receivable by Holders of PIES at Maturity shall be subject to adjustment from time to time as follows:

               (1) Each Holder of a PIES will receive at Maturity, in lieu of or (in the case of an Adjustment Event described in clause (i) of this paragraph (b)) in addition to, the shares of AirTouch Common Stock that it would otherwise receive as required by Section 202, cash in an amount equal to (A) if the Maturity Price is greater than or equal to the Threshold Appreciation Price, - multiplied by the Transaction Value, (B) if the Maturity Price is less than the Threshold Appreciation Price but is greater than the Initial Price, the product of (x) the Initial Price divided by the Maturity Price multiplied by (y) the Transaction Value and (C) if the Maturity Price is less than or equal to the Initial Price, the Transaction Value.

               (2) Following an Adjustment Event, the Maturity Price, as such term is used throughout the definition of Exchange Rate and in subparagraph
     (b)(1) above, shall be deemed to equal (A) if shares of AirTouch Common Stock are outstanding at Maturity, the Maturity Price of the AirTouch Common Stock, as adjusted pursuant to the provisions of paragraph (a)(iv) of this Section, plus the Transaction Value or (B) if shares of AirTouch Common Stock are not outstanding at Maturity, the Transaction Value.

               (3) Notwithstanding the foregoing, with respect to any securities received in an Adjustment Event that (A) are (i) listed on a United States national securities exchange, (ii) reported on a United States national securities system subject to last sale reporting, (iii) traded in the over-the-counter market and reported on the National Quotation Bureau or similar organization or (iv) for which bid and ask prices are available from at least three nationally recognized investment banking firms and (B) are either (x) perpetual equity securities or (y) non-perpetual equity or debt securities with a stated maturity after the Stated Maturity ("Reported Securities"), the Company may, at its option, in lieu of delivering cash in respect of all or a percentage (selected by the Company in its discretion) of such Reported Securities received in an Adjustment Event, as determined in accordance with subparagraph (b)(1), deliver a number of such Reported Securities with a value equal to all cash amounts that would otherwise be deliverable in respect of all or such percentage of Reported Securities received in such Adjustment Event, as determined in accordance with clause (b) of the definition of Transaction Value set forth in Section 101; PROVIDED, HOWEVER, that (i) if such option is exercised in respect of less than all cash amounts that would otherwise be deliverable in respect of Reported Securities received in an Adjustment Event, the Company shall deliver all cash amounts as to which such option has not been exercised and (ii) the Company may not exercise such option if such Reported Securities have not yet been delivered to the Holders entitled thereto following such Adjustment Event or any record date with respect thereto. If the Company delivers any Reported Securities, each Holder of a PIES will be responsible for the payment of any and all brokerage and other transaction costs upon the sale of such Reported Securities. If, following any Adjustment Event, any Reported Security ceases to qualify as a Reported Security, then (x) the Company may no longer elect to deliver such Reported Security in lieu of an equivalent amount of cash and (y) notwithstanding clause (b) of the definition of Transaction
     Value, the Transaction Value of such Reported Security shall mean the fair market value of such Reported Security on the date such security ceases to qualify as a Reported Security, as determined by a nationally recognized investment banking firm retained for this purpose by the Company.

               (4) The amount of cash and/or the kind and number of securities into which the PIES shall be exchangeable after an Adjustment Event shall be subject to adjustment following the date of such Adjustment Event in the same manner and upon the occurrence of the same type of events as described in paragraphs (a) and (b) of this Section with respect to AirTouch Common Stock and AirTouch.

               (5) For purposes of the foregoing, the term "Ordinary Cash Dividend" means, with respect to any consecutive 365-day period, any dividend with respect to AirTouch Common Stock paid in cash to the extent that the amount of such dividend, together with the aggregate amount of all other dividends on the AirTouch Common Stock paid in cash during such 365-day period, does not exceed on a per share basis 10% of the average of the Closing Prices of the AirTouch Common Stock over such 365-day period (the amount of cash dividends paid on a per share basis to be appropriately adjusted to reflect the occurrence during such period of any Adjustment Event described in Section 205(a)). For purposes of this subparagraph
     (b)(5), any cash dividend shall be deemed to be paid as of the record date for such cash dividend.

          SECTION 206.  NOTICE OF ADJUSTMENTS AND CERTAIN OTHER EVENTS.

          (a) Whenever the Exchange Rate is adjusted as herein provided or an Adjustment Event occurs, the Company shall:

          (v) forthwith compute the adjusted Exchange Rate (or Transaction Value) in accordance with Section 205 and prepare an Officers' Certificate signed by an officer of the Company setting forth the adjusted Exchange Rate (or Transaction Value), the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the Trustee; and

          (vi) within 10 Business Days following the occurrence of an event that permits or requires an adjustment to the Exchange Rate pursuant to
     Section 205(a) (each, a "Dilution

     Event") or an Adjustment Event that permits or requires a change in the consideration to be received by Holders pursuant to Section 205(b) (or, in either case, if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee and to the Holders of the outstanding PIES of the occurrence of such Dilution Event or Adjustment Event including a statement in reasonable detail setting forth the method by which any adjustment to the Exchange Rate or change in the consideration to be received was determined and setting forth the revised Exchange Rate or consideration, as the case may be, per PIES, PROVIDED, THAT, in respect of any adjustment to the Maturity Price, such notice need only disclose the factor by which the Maturity Price is to be multiplied pursuant to
     Section 205(a)(iv) in order to determine which clause of the definition of the Exchange Rate will apply at Maturity, it being understood that, until Maturity, the Exchange Rate itself cannot be determined.

          (b) In case at any time while any of the PIES are outstanding the Company receives notice that:

          (vii) AirTouch shall declare a dividend (or any other distribution) on or in respect of the AirTouch Common Stock to which Section 205(a)(i) or
     (ii) shall apply (other than any cash dividends and distributions, if any, paid from time to time by AirTouch that do not constitute Ordinary Cash Dividends);

          (viii) AirTouch shall authorize the issuance to all holders of AirTouch Common Stock of rights or warrants to subscribe for or purchase shares of AirTouch Common Stock or of any other subscription rights or warrants;

          (ix) there shall occur any conversion or reclassification of AirTouch Common Stock (other than a subdivision or combination of outstanding shares of such AirTouch Common Stock) or any consolidation, merger or reorganization to which AirTouch is a party and for which approval of any stockholders of AirTouch is required, or the sale or transfer of all or substantially all of the assets of AirTouch; or

          (x) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of AirTouch;

     (xi) then the Company shall promptly cause to be delivered to the Trustee and any applicable Paying Agent and filed at the office or agency maintained for the purpose of exchange of PIES at Maturity in the Borough of Manhattan, in The City of New York by the Trustee (or any applicable Paying Agent), and shall promptly cause to be mailed to the Holders of PIES at their last addresses as they shall appear upon the registration books of the Security Registrar, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one is specified), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of AirTouch Common Stock of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Company, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective. Following any Adjustment Event, the provisions of this paragraph (b) shall apply with respect to any Reported Securities in the same manner as with respect to AirTouch and the AirTouch Common Stock

          (c) On or prior to the twenty-first Business Day preceding the Stated Maturity of the PIES, the Company will provide notice to the Holders of record of the PIES and to the Trustee and will publish a notice in a daily newspaper of national circulation stating whether the Company will deliver, in accordance with Section 202, AirTouch Common Stock, cash (and/or, in accordance with
Section 205(b), cash or Reported Securities) or a combination thereof upon the mandatory exchange of the principal amount of the PIES and, if a combination of cash or such securities, the relative proportion of each. After the close of business on the Business Day immediately preceding the Stated Maturity of the PIES, the Company shall notify the Trustee in writing of the number of shares of AirTouch Common Stock and/or Reported Securities, or the amount of cash, to be delivered per PIES.

          (d) An election pursuant to the first paragraph of Section 204 will be effective if, not less than twenty-one Business Days nor more than sixty Business Days preceding the Stated Maturity of the PIES, the Company provides notice to Holders of record of the PIES and to the Trustee and publishes a notice in a daily newspaper of national circulation stating the Company's election to extend the maturity of the PIES to November [__], 2001 or February [__], 2002, as the case may be, in accordance with Section 204, subject, in either case, to Post-Extension Termination in accordance with Section 204.

          (e) An election pursuant to the second paragraph of Section 204 will be effective if (subject to satisfaction of any additional conditions set forth in Section 204), not less than twenty-one Business Days nor more than thirty Business Days preceding the anticipated settlement date of a Refinancing Offer, the Company (i) gives notice to the Holders of record of the PIES (a) of the Company's intention to launch and consummate a Refinancing Offer and of such anticipated settlement date and (b) that, pursuant to the terms described herein, the PIES will be terminated and repurchased by Company on the anticipated settlement date of the Refinancing Offer and (ii) simultaneously with giving such notice, gives notice to The Depository Trust Company and the Trustee and publishes a notice in a daily newspaper of national circulation stating whether the principal amount of each PIES will be exchanged for shares of AirTouch Common Stock, cash or a combination thereof and, if a combination of cash and shares, the relative proportions thereof.

          SECTION 207.  TAXES.

          The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of AirTouch Common Stock (or Reported Securities) pursuant hereto; PROVIDED, HOWEVER, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of AirTouch Common Stock (or Reported Securities) in a name other than that in which the PIES so exchanged were registered, and no such transfer or delivery shall be made unless and until the person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

          SECTION 2.08.  DELIVERY OF SECURITIES UPON MATURITY.

          All AirTouch Common Stock and Reported Securities deliverable to Holders upon the Maturity of the PIES shall be delivered to such Holders, whenever practicable, in such manner (such as by book-entry transfer) so as to assure same-day transfer of such Securities to Holders and otherwise in the manner customary at such time for delivery of such Securities and Securities of the same type.

                               ARTICLE III

                                Covenants

          SECTION 301.  SHARES FREE AND CLEAR.

          With respect to the PIES only and for the benefit of only the Holders thereof, the Company covenants and warrants that upon exchange of a PIES at Maturity pursuant to the Indenture and this Supplemental Indenture, the Holder of a PIES shall receive valid title to the AirTouch Common Stock (and, in the event an Adjustment Event has occurred and Reported Securities are delivered, the Reported Securities) for which such PIES is at such time exchangeable pursuant to this Indenture, free and clear of any and all liens, claims, charges and encumbrances whatsoever. To the extent as provided in Section 207, the Company will pay all taxes and charges with respect to the delivery of AirTouch Common Stock (and Reported Securities) delivered in exchange for PIES hereunder. In addition, the Company further warrants that any AirTouch Common Stock (and Reported Securities) so delivered in exchange for PIES hereunder shall be free of any transfer restrictions (other than such as are solely attributable to any Holder's status as an affiliate of AirTouch or the issuer of such Reported Securities).

          Section 302.  EVENT OF DEFAULT.

          With respect to the PIES only and for the benefit of only the Holders thereof, Section 6.01 of the Indenture is amended to include the following additional Event of Default after clause (5) thereof:

          "(6) the Company fails at any time after terminating certain of its obligations under Section 8.01 hereof to deposit with the Trustee from time to time cash and securities in the amounts and, in the case of the securities, of the type required by the provisions of Section 8.01 hereof within two Business Days of receipt of notice of such failure by the Trustee or the Company."

          Section 303  DISCHARGE OF INDENTURE.

          With respect to the PIES only and for the benefit of only the Holders thereof, Sections 8.01, 8.02 and 8.03 of the Indenture are amended and restated to read in their entirety as follows:

          "Section 8.01  Defeasance.

               (a) The Company shall cease to be under any obligation with respect to the PIES or with respect to this Indenture with respect to the PIES (other than the Continuing Obligations) on the 91st day after the following applicable conditions have been satisfied (and thereafter such non-compliance shall not constitute an Event of Default): (i) the Company shall have irrevocably deposited with respect to the PIES in trust with the Trustee as trust funds, specifically pledged as security for, and dedicated solely to, the benefit of the Holders with respect to each PIES (A) the maximum number of shares of AirTouch Common Stock and of any Reported Securities, in either case, that could (based on the Share Components of the Exchange Rate at the time of deposit and assuming no exercise of the Cash Delivery option and full exercise of the option to deliver Reported Securities in lieu of cash in respect of such securities received in an Adjustment Event) be deliverable at Maturity, with respect to such PIES and (B) U.S. Government Obligations (as defined below), cash or a combination thereof, in any case, sufficient (without any reinvestment of interest or principal of such U.S. Government Obligations), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at or prior to the time of such deposit, to pay not later than one day before due (1) all interest on such PIES to Stated Maturity and (2) the maximum cash amount with respect to such PIES that could be deliverable at Maturity with respect to any cash or property other than Reported Securities received in an Adjustment Event; (ii) no Default or Event of Default with respect to this Indenture or the PIES shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound, as evidenced to the

          Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit; (iii) the Company has delivered to the Trustee an Opinion of Counsel in form satisfactory to the Trustee to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option described in clause (i) and will be subject to Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised; (iv) the Company has paid or duly provided for payment of all amounts then due to the Trustee pursuant to the terms of this Indenture; (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating, as applicable, that all conditions precedent provided for herein relating to the discharge of the Company's obligations to comply with certain covenants have been complied with; and (vi) the Company has delivered to the Trustee an Opinion of Counsel to the effect that after the passage of 90 days after the deposit, the trust funds will not be subject to the effect of any applicable Federal or State bankruptcy, insolvency or similar law.

               (b) If any Dilution Event or any Adjustment Event shall occur, in either case, following a deposit (an "initial deposit") pursuant to paragraph (a) of this Section, then the Company shall make an additional deposit with the Trustee (or the Trustee shall remit to the Company) a number of shares of AirTouch Common Stock, Reported Securities, U.S. Government Obligations and an amount of cash such that the Trustee will hold the number of such securities and amount of cash that it would be entitled to hold if such initial deposit (and any permitted substitutions described below) were made immediately following such event.

               (c) Unless the Company is in default under the Indenture, it may, at its option, substitute for the shares of AirTouch Common Stock or Reported Securities deposited pursuant to paragraph (a) of this Section U.S. Government Obligations having an aggregate market value at the time of substitution and at daily mark-to-market valuations thereafter of not less than 125% (except as provided below) of the product of the Closing Price per share of AirTouch Common Stock or security of Reported Securities, respectively, on the day immediately preceding the time of each substitution or valuation multiplied by the number of shares of AirTouch Common Stock or Reported Securities, respectively, for which such obligations are being substituted. The Company may, at its option substitute U.S. Government Obligations for shares of AirTouch

          Common Stock or for Reported Securities pledged after any dilution adjustment or Adjustment Event in the same manner described above for such securities pledged pursuant to paragraph (a) of this Section. Prior to any substitution made pursuant to this paragraph, the Company shall delivery to the Trustee a legal opinion of nationally recognized counsel to the effect that the deposit of U.S. Government Obligations having an aggregate market value of 125% of the amount specified above is sufficient to avoid a violation of any applicable federal law or regulation. If the Company delivers an opinion to the foregoing effect but with respect to a greater percentage, then all references in this paragraph to 125% shall be deemed to be references to such greater amount, as in the opinion of such counsel, shall be required to avoid any such violation.


               (d) Except in the case of U.S. Government Obligations deposited in respect of a cash amount that could be deliverable at Maturity, the Trustee will promptly pay over to the Company any dividends, interest, principal or other payments received by the Trustee in respect of any securities and deposit with it, unless the Company is in default on its obligations under the PIES, or unless the payment of such amount to the Company would cause the cash and securities on deposit with the Trustee to become insufficient under the provisions of this Section 8.01.

               (e) Notwithstanding anything to the contrary in this Section 8.01, the Company shall not substitute U.S. Government Obligations and shall not replace AirTouch Common Stock or Reported Securities within the 21 Business Days preceding Stated Maturity. If at Maturity the number of shares of AirTouch Common Stock (or, after an Adjustment Event, Reported Securities) on deposit with the Trustee pursuant to this Article 8 is insufficient to meet the obligations (based on the actual Maturity Price and the assumption that the Cash Delivery Option is not exercised) under any PIES to deliver such securities, the Trustee will distribute to the Holders pro rata all of such securities held by it and, as to the remaining obligation to deliver such securities, shall deliver the cash equivalent that the Company would have been allowed to deliver thereunder, in the form of cash generated from the liquidation of U.S. Government Obligations then pledged by the Company.

         (f) Unless the Trustee holds, as of the 21st Business Day preceding Stated Maturity, sufficient shares of AirTouch Common Stock with which to settle the PIES in their entirety, the Company will notify The Depository Trust Company and the Trustee and publish a notice in a daily newspaper of national circulation stating the proportions of securities and cash that will be delivered at Maturity. The Trustee shall promptly remit to the Company any excess cash or securities on deposit after all amounts owing in respect of the PIES at Maturity have been paid in full.

         (g)  After a deposit by the Company in accordance with this
    Section in respect of the PIES, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the PIES in respect of which the deposit has been made and under the Indenture with respect to the PIES except for those Continuing Obligations specified above.

         (h) U.S. Government Obligations shall not be callable at the issuer's option.

         (i) "U.S. Government Obligations" means (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States or America is pledged; or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

    Section 8.02  Application of Trust Money.

         The Trustee shall hold in trust shares of AirTouch Common Stock, Reported Securities, U.S. Government Obligations, cash or a combination thereof deposited with it pursuant to
         Section 8.01. It shall apply the deposited AirTouch Common Stock, Reported Securities, cash or cash generated from the liquidation of the U.S. Government Obligations pledged by the Company through any Paying Agent and in accordance with this Supplemental Indenture to the payment of principal of and interest on the PIES.

    Section 8.03  Repayment to the Company.

         The Trustee and any Paying Agent shall promptly pay to the

         Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After that, Securityholders entitled to the money must look to the Company for payment as general creditors unless an abandoned property law designates another person. Upon payment to the Company, the Trustee and any Paying Agent are released of any further obligation or liability with respect to the utilization of such moneys."

         SECTION 304.  TAX TREATMENT.

         The parties hereto hereby agree, and each Holder of a PIES by its purchase of a PIES hereby agrees:

         (i) to treat, for U.S. federal income tax purposes, each PIES as a forward purchase contract to purchase AirTouch Common Stock at Maturity (including as a result of acceleration or otherwise) (the "FORWARD PURCHASE CONTRACT CHARACTERIZATION"), under the terms of which contract
    (a) at the time of issuance of the PIES the Holder deposits irrevocably with the Company a fixed amount of cash equal to the purchase price of the PIES to assure the fulfillment of the Holder's purchase obligation described in clause (c) below, which deposit will unconditionally and irrevocably be applied at Maturity to satisfy such obligation, (b) until Maturity the Company will be obligated to pay interest on such deposit at a rate equal to the stated rate of interest on the PIES as compensation to the Holder for the Company's use of such cash deposit during the term of the PIES, and (c) at Maturity such cash deposit unconditionally and irrevocably will be applied by the Company in full satisfaction of the Holder's obligation under the forward purchase contract, and the Company will deliver to the Holder the number of AirTouch Common Shares that the Holder is entitled to receive at that time pursuant to the terms of the PIES (subject to the Company's right to deliver cash in lieu of the AirTouch Common Stock);

        (ii) to treat, consistent with the above characterization, (x) amounts paid to the Company in respect of the original issue of a PIES as allocable in their entirety to the amount of the cash deposit attributable to such PIES and (y) amounts denominated as interest that are payable with respect to the PIES as interest payable on the amount of such deposit, includible annually in the income of the Holder as interest income in accordance with its method of accounting;

        (iii) not to treat the delivery of any portion of the AirTouch Common Stock, cash or Reported Securities to be delivered pursuant to this Agreement (other than in respect of stated interest) as the payment of interest or ordinary income; and

        (iv) to file all U.S. federal, state and local income and franchise tax returns consistent with the forward purchase contract characterization
    (unless required otherwise by an applicable taxing authority).

                              ARTICLE IV

                            Miscellaneous

         SECTION 401.  CONFIRMATION OF INDENTURE.

         The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

           SECTION 402.  CONCERNING THE TRUSTEE.

           The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture.

                          ----------------------

          This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   MEDIAONE GROUP, INC.

                                   By:___________________________
                                      Name:
                                      Title:


Attest:___________________________
       Name:
       Title:

                                   THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Trustee

                                   By:___________________________
                                      Name:
                                      Title:


Attest:___________________________
       Name:
       Title:

STATE OF                 )
                         )              SS:
COUNTY OF                )

     On the     day of _________, 1998, before me personally came
___________ ________________, to me known, who, being by me duly sworn, did
depose and say that she/he is the             of MEDIAONE GROUP, INC., one of
the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.

                                        Notary Public
SEAL



STATE OF                 )
                         )              SS:
COUNTY OF                )

             On the      day of _________, 1998, before me personally came
___________ ________________, to me known, who, being by me duly sworn, did
depose and say that she/he is the             of The First National Bank of
Chicago, one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.


                                      Notary Public
SEAL

                                                                   EXHIBIT A


         This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


NO._________________                                 CUSIP NO. 58440J401

                                Form of Face of PIES

                                MEDIAONE GROUP, INC.

                           [                  ] PIES -SM-

                   (Premium Income Exchangeable Securities -SM-)

                       ___% Exchangeable Note due August 15, 2001

                  (Subject to Exchange at Maturity into Shares of

                      Common Stock, Par Value $.01 Per Share,
                         of AirTouch Communications, Inc.)

          MediaOne Group, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of [____________________] DOLLARS (or $- for each Premium Income Exchangeable Securities (each, a "PIES") represented by this note) on August 15, 2001 (subject to the mandatory exchange provisions at Maturity described below) unless extended (as described below), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on such principal amount from August [15], 1998, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly on February [15]
, May [15], August [15], and November [15] of each year (each, an "Interest Payment Date" and, collectively, the "Interest Payment Dates"), commencing November [15], 1998, at the rate per annum specified in the title of this note, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the person in whose name this PIES (or the PIES in exchange or substitution for which this PIES was issued) is registered at the close of business on the Regular Record Date (as defined below) for interest payable on such Interest Payment Date. The "Regular Record Date" for any interest payment is the close of business on the last day of the calendar month immediately preceding the relevant Interest Payment Date, whether or not a Business Day (as defined below), PROVIDED, that interest payable at Maturity shall be payable to the person to whom the principal hereof is payable. In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or this PIES) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date.
 Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, as the case may be, and may be paid to the person in whose name this PIES (or the PIES in exchange or substitution for which this PIES was issued) is registered at the close of business on a record date for the payment of such interest to be fixed by the Trustee for the PIES, notice whereof shall be given to Holders of the PIES not less than 10 days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the PIES may be listed, and upon such notice as may be required by such exchange. At
Maturity, the principal amount of this PIES will be mandatorily exchanged into a number of shares of Common Stock, par value $.01 per share (the "AirTouch Common Stock"), of AirTouch Communications, Inc. ("AirTouch") at the Exchange Rate (as defined below). The "Exchange Rate" is equal to (a) if the Maturity Price (as defined below) is greater than or equal to $- (the "Threshold Appreciation Price"), - shares of AirTouch Common Stock per PIES,
(b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than $- (the "Initial Price"), a fraction of one share of AirTouch Common Stock per PIES equal to the quotient of (i) the Initial Price divided by (ii) the Maturity Price (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share) and (c) if the Maturity
Price is less than or equal to the Initial Price, one share of AirTouch
Common Stock per PIES.  ACCORDINGLY, THE VALUE OF THE AIRTOUCH COMMON STOCK
TO BE RECEIVED BY HOLDERS OF THE PIES (OR, AS DISCUSSED BELOW, THE CASH EQUIVALENT FOR ALL OR PART THEREOF OR OTHER CONSIDERATION THAT MAY BE
RECEIVED IN LIEU OF OR IN ADDITION TO SUCH SHARES) AT MATURITY MAY BE LESS
THAN THE PRINCIPAL AMOUNT OF

SUCH PIES. Any shares of AirTouch Common Stock delivered by the Company to the Holders of the PIES that are not affiliated with AirTouch shall be free of any transfer restrictions, and the Holders of PIES will be responsible for the payment of any and all brokerage costs upon the subsequent sale of such shares. No fractional shares of AirTouch Common Stock will be issued at Maturity as provided in the Indenture. The Company may at its option deliver cash in lieu of delivering all or a portion (such portion to be selected by the Company in its discretion) of the shares of AirTouch Common Stock otherwise deliverable at Maturity (the "Cash Delivery Option"). The amount of cash deliverable in respect of each PIES (calculated to the nearest 1/100th of a dollar per PIES or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar) shall be equal to the product of the number of shares of AirTouch Common Stock otherwise deliverable in respect of such PIES on the date of Maturity multiplied by the Maturity Price. An election to exercise the Cash Delivery Option with respect to less than all of the shares of AirTouch Common Stock otherwise deliverable at Maturity shall not in any way limit the Company's obligation to deliver the remaining shares of AirTouch Common Stock otherwise deliverable at Maturity. Notwithstanding the foregoing, (i) in the case of certain dilution events, the Exchange Rate will be subject to adjustment and
(ii) in the case of certain adjustment events, the consideration received by Holders of PIES at Maturity will be other securities and/or cash, each as provided in the Indenture.

          The "Maturity Price" is defined as the average Closing Price per share of AirTouch Common Stock on the 20 Trading Days immediately prior to, but not including, the date of Maturity or, under certain circumstances, the market value per share of AirTouch Common Stock as of the date of Maturity as determined by a nationally recognized independent investment banking firm retained for such purpose by the Company, as provided in the Indenture, or, under certain other circumstances, the Closing Price per share of AirTouch Common Stock on the Trading Day immediately preceding the date that a Refinancing Offer (as defined in the Indenture) is priced (the "Pricing Date") or, if such Refinancing Offer is priced after 4:00 p.m., New York time, on the Pricing Date, the Closing Price per share on the Pricing Date, as provided in the Indenture. The "Closing Price" of any security on any date of determination means (i) the closing sale price (or, if no closing price is reported, the last reported sale price) of such security (regular way) on the NYSE on such date, (ii) if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, (iii) if such security is not so listed on a United States national or regional securities exchange, as reported by the NASDAQ National Market, or (iv) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization. For purposes of determining the Maturity Price, the Closing Price of any securities on any day prior to any "ex-dividend" date occurring during the relevant 20 Trading Day Period for any dividend paid or to be paid with respect to such security should be reduced by the amount of such dividend. A "Trading Day" is defined as a day on which the security the Closing Price of which is being determined
(i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security. "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE, banking institutions or trust companies in The City of New York, New York are authorized or obligated by law or executive order to close.

          Interest on this PIES will be payable, and delivery of AirTouch Common Stock and/or such other consideration as permitted or required herein (or, at the Company's option, cash in an amount equal to the value of such AirTouch Common Stock and/or other consideration) in exchange for the principal amount of this PIES at Maturity will be made upon surrender of this PIES, at the office or agency of the Company maintained for that purpose in The City of New York, New York, and payment of interest on (and, if the Company elects not to deliver AirTouch Common Stock and/or other securities upon exchange at Maturity, the cash equivalent thereof payable upon exchange for the principal amount of) this PIES will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear on the register for the PIES.

          ADDITIONAL PROVISIONS OF THIS PIES ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for this PIES by manual signature, this PIES shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose. "PIES" and "Premium Income Exchangeable Securities" are service marks of Lehman Brothers Inc.

          IN WITNESS WHEREOF, MediaOne Group, Inc. has caused this instrument to be duly executed under its corporate seal.

Dated:                               MEDIAONE GROUP, INC.


                                     By:______________________
                                        Name:
                                        Title:


                                     By:______________________
                                        Name:
                                        Title:
Attest:
Name:

                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the Series designated herein and referred to in the within-mentioned Indenture.

                                      THE FIRST NATIONAL BANK OF CHICAGO,
                                        AS TRUSTEE

                                      By:____________________________
                                         Authorized Signature

                              Form of Reverse of PIES

                              MEDIAONE GROUP, INC.

                     ___% Exchangeable Note due August 15, 2001

                  (Subject to Exchange at Maturity into Shares of
                     Common Stock, Par Value $.01 Per Share,
                         of AirTouch Communications, Inc.)

          This PIES is one of a duly authorized issue of unsubordinated debentures, notes, or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the Series hereinafter specified, which Series is limited in aggregate principal amount to $-, all such Securities issued and to be issued under an indenture dated as of November 13, 1995 between the Company and The First National Bank of Chicago, as Trustee, as supplemented by a First Supplemental Indenture dated as of December 6, 1995, a Second Supplemental Indenture dated as of May 8, 1996 and a Third Supplemental Indenture dated as of August [ ], 1998 (as so supplemented and as may be further supplemented from time to time, the "Indenture") between the Company and The First National Bank of Chicago as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), pursuant to which the Company has designated The First National Bank of Chicago as Trustee for the PIES, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each Series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more Series, which different Series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. Dollars, (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking fund or other purchase provisions, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This PIES is one of a Series of the Securities designated as ___% Exchangeable Notes Due August 15, 2001.

          The PIES may not be redeemed or terminated prior to Stated Maturity (except as provided in the Indenture) and are not entitled to the benefit of any sinking fund.

          The Company may at its option elect to extend the Stated Maturity of the PIES to November [__], 2001 and may further elect to extend the maturity of the PIES to February [__], 2002 (each, an "Extension Period") under certain circumstances, subject, in either case, to Post-Extension Termination (as defined in the Indenture). In the event that the Company exercises its option to extend the maturity of the PIES to February __, 2002, interest at the rate set forth above will continue to accrue on the PIES until Maturity and additional interest will accrue in arrears, commencing November [__], 2001 until Maturity (including by Post-Extension Termination), at a rate per annum equal to 0.5% of the principal amount of the PIES. Such additional interest shall be payable in the same manner, at the same time and to the same Holders as other interest payments required to be made under the PIES.

     The Company may elect to cause all but not less than all of the PIES to be terminated and repaid at any time within an Extension Period upon completion of a Refinancing Offer. The Company may exercise this election upon satisfaction of certain conditions described in the Indenture. The related date of Maturity for the PIES shall be the anticipated settlement date indicated in such notice or, if two Business Days' prior notice to Holders thereof is given, such later date as the Refinancing Offer actually settles.

     The provisions contained in the Indenture for defeasance and discharge of the Company's obligations upon compliance by the Company with certain conditions set forth therein will be applicable to the PIES.

     If an Event of Default with respect to the PIES, as defined in the Indenture, shall occur and be continuing, the principal of all PIES may be declared due and payable and therefore will result in the mandatory exchange of the principal amount thereof for AirTouch Common Stock and/or other consideration as permitted or required under the terms hereof (or, at the Company's option, cash), all in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each Series under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of each Series to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any Series at the time outstanding, on behalf of the Holders of all the Securities of such Series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such Series. Any such consent or waiver by the Holder of this PIES shall be conclusive and binding upon such Holder and upon all future Holders of this PIES and of any PIES issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent of waiver is made upon this PIES.

     No reference herein to the Indenture and no provision of this PIES or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this PIES at the times, place and rate, and in the manner, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, this PIES is transferable on the register for the PIES, upon surrender of this PIES for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York, New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar for the PIES duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new PIES, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

     Certain capitalized terms used in this PIES but not defined herein have the meanings set forth in the Indenture.

     THIS PIES SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     The Company, the Trustee for the PIES and any agent of the Company or such Trustee may treat the person in whose name this PIES is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this PIES be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

                           ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


                                UNIF GIFT MIN ACT   -  __________ Custodian
                                               _________
 TEN COM  - as tenants in common
 TEN ENT  - as tenants by the                   (Cust)     (Minor)
            entireties
 JT TEN   - as joint tenants                    Under Uniform Gifts to
            with right of                        Minors Act
            survivorship and
            not as tenants in
            common

                                                    (State)

Additional abbreviations may also be used though not in the above list.

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee

-----------------

--------------------------------------------------------------------------

Please Print or Type Name and Address Including Postal Zip Code of Assignee


the within PIES and all rights thereunder, hereby irrevocably constituting and appointing attorney

to transfer said PIES on the books of MediaOne Group, Inc. with full power of substitution in the premises.

Dated:

                                            Signature

                                            NOTICE:  The signature to this
                                            assignment must correspond with
                                            the name as it appears upon the
                                            face of the within PIES in every
                                            particular, without alteration or
                                            enlargement or any change
                                            whatsoever.